Exhibit 10.32

March, 2005

Executive

Limited Support Group

The following chart provides a summary of your new compensation package for 2005:

2005 Compensation Summary

	2004			2005			% Increase
Annual Base Salary	$	XX		$	XX		X	%

IC Target %		X	%		X	%

Total Cash Compensation at Target	$	XX		$	XX		X	%

2005 Bi-Weekly Salary = $XXX

Stock Options		X,XXX			Limited Brands shares at closing price on March 31st.

Stock Ownership Guideline : 3 x base salary*
Time to Achieve Guideline: 5 years

*	Guideline for executive positions other than Chairman/CEO (5x base salary) and Vice Chairman/COO (4x base salary).

Your 2005 base salary will be effective April 3, 2005, and will be reflected in your April 15, 2005 paycheck. You will receive more information regarding your 2005 stock-based awards later this spring.

Thank you for your contributions to the company during 2004.

cc:	Associate Personnel File

This statement is for informational purposes only. It does not guarantee employment or any specific compensation level. Stock-based awards will be pursuant to the company’s 1993 Stock Option and Performance Incentive Plan (Restated 2003).